Exhibit 10.3

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into on July 1, 2019 (the “Effective Date”) by and between Applied UV, Inc., a Delaware corporation (the “Parent”), Munn Works, LLC, a New York limited liability company (“Munn Works”), and Laurie Munn, as sole member representing 100% the ownership of Munn Works (“Munn”). The Parent, Munn Works and Munn are each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, the Member desires to sell to Parent, and Parent desires to purchase from Munn, 100% of its equity interest in Munn Works (the “Equity Interest”) in exchange for shares of Parent’s common stock, par value $0.0001 per share (the “Parent Common Stock”), on the terms and conditions set forth herein (the “Exchange”).

  NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I.
THE EXCHANGE

Section 1.01   Exchange. Upon the terms and subject to the conditions of this Agreement, Munn does hereby sell to Parent all of its Equity Interest in exchange for 15,000,000 shares of Parent Common Stock (the “Exchange Shares”). On the Closing Date (as defined below), (i) the Parent shall issue certificates representing the Exchange Shares, dated the Closing Date, and deliver such certificates to Munn, and (ii) Munn shall execute an amendment to the Operating Agreement of Munn Works that evidences the Parent being the sole Member of Munn Works (the “Amendment”). Subject to and upon the terms and conditions of this Agreement, Munn Works shall become, as a result of the Exchange and the execution of the Amendment by Munn and the Parent, a direct wholly-owned subsidiary of Parent.

Section 1.02  Closing. Unless this Agreement shall have been terminated pursuant to Section 8.01, the closing of the Exchange (the “Closing”) will take place on a date to be specified by the Parent and a Munn Works Shareholder (the “Closing Date”). The Closing shall be held at such location as is agreed to by the Parties hereto. By agreement of the Parties, the Closing may take place by delivery of documents required to be delivered hereby by electronic transmission, including by email attachment.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF Munn Works

Except as set forth in a disclosure schedule or otherwise herein, Munn Works represents and warrants to Parent:

Section 2.01   Organization and Standing. Munn Works is a limited liability company duly organized and existing in good standing under the laws of the State of New York. Munn Works has heretofore delivered to Parent complete and correct copies of its organizational documents as now in effect. Munn Works has full corporate power and authority to carry on its respective businesses as they are now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets.

Section 2.02   Capital Structure of Munn Works. The authorized and issued equity of Munn Works consists of Munn’s Equity Interest. There are no outstanding options, warrants, agreements, rights or commitments to issue any equity interests in Munn Works.

Section 2.03   Corporate Acts and Proceedings. Munn Works has all requisite company power and authority to enter into this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein has been duly authorized by all necessary company action on the part of Munn Works and no other company proceedings on the part of Munn Works are necessary to authorize the execution and delivery of this Agreement and the other transactions contemplated hereby and this Agreement constitutes a valid and binding agreement of Munn Works.

Section 2.04   Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Munn Works required in connection with the consummation of the Exchange shall have been obtained prior to, and be effective as of, the Closing.

Section 2.05   Compliance with Laws. There is no judgment, injunction, order or decree binging upon Munn Works which has or would reasonably be expected to have the effect of prohibiting or materially impairing Munn Works’ business or its ability to consummate the transactions contemplated herein.

Section 2.06  No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)  violate any provision of the Articles of Organization, Operating Agreement or other organizational document of Munn Works;

(b)  violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Munn Works is a party or by or to which either of its assets or properties, may be bound or subject;

(c)  violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Munn Works or upon the securities, assets or business of Munn Works;

(d)  violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Munn Works or to the securities, properties or business of Munn Works; or

(e)  result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Munn Works.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF MUNN

As an inducement to the Parent to enter into this Agreement and to consummate the transactions contemplated herein, each Munn Works Shareholder individually represents and warrants to the Parent as follows:

Section 3.01   Authority. Munn has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Munn, enforceable against Munn, in accordance with the terms hereof.

Section 3.02   No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other Person is required for the consummation by Munn of any of the transactions on its part contemplated under this Agreement.

Section 3.03  No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Munn is a Party or by which Munn is bound; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Munn.

Section 3.04  Potential Loss of Investment. Munn understands that an investment in the shares of Parent Common Stock is a speculative investment which involves a high degree of risk and the potential loss of the Munn’s entire investment.

Section 3.05  Receipt of Information. Munn has received all documents, records, books and other information pertaining to his investment that has been requested by Munn.

Section 3.06  Investment Experience. Munn (either alone or with her advisors) is (i) experienced in making investments of the kind described in this Agreement, (ii) able, by reason of Munn’s business and financial experience to protect Munn’s own interests in connection with the transactions described in this Agreement, and (iii) able to afford the entire loss of investment in the shares of the Parent Common Stock. Munn further individually, represents and warrants to Parent that Munn understands that an investment in the Parent includes a high degree of risk and is in a financial position to hold its portion of the Exchange Shares for an indefinite period of time and is able to bear the economic risk of, and withstand a complete loss of such investment in its portion of the Exchange Shares.

Section 3.07  No Public Market. Munn understands that no public market now exists for the shares of the Parent Common Stock and that the Parent has made no assurances that a public market will ever exist for the shares of the Parent Common Stock.

Section 3.08  Further Assistance. Munn agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement.

Section 3.09  No Litigation. There are no actions, suits, proceedings, judgments, claims or investigations pending or threatened by or against Munn or affecting Munn or her properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Munn has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which would result in the discovery of such default.

Section 3.10  Opportunity for Legal and Financial Advice. Munn has had enough time and a full opportunity to discuss this Agreement and all associated financial documents and disclosures with his or her legal, tax and financial counsel and fully understands his rights and obligations under this Agreement, the nature of consideration under this Agreement, as well as any rights or obligations which are being waived in consideration for the terms set forth herein.

Section 3.11  Investment Representations. Munn is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT

Except as set forth in a disclosure schedule, Parent represents and warrants to Munn Works and each Munn Works Shareholder as follows:

Section 4.01   Organization and Standing. Parent is a corporation duly organized and existing in good standing under the laws of the State of Delaware. Parent has heretofore delivered to Munn Works complete and correct copies of its organizational documents as now in effect. Parent has full corporate power and authority to carry on its respective businesses as they are now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets.

Section 4.02   Capital Structure of Parent. The authorized capital stock of Parent consists of 45,000,000 shares of Parent Common Stock, of which 10,006,250 are issued and outstanding and 1,000,000 shares of preferred stock, of which 10,000 shares of Series A Preferred Stock are issued and outstanding. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable. Parent currently has no outstanding options, warrants, agreements, rights or commitments to issue additional shares of Parent Common Stock, and none of the Parent’s outstanding securities or instruments are convertible into shares of Parent Common Stock.

Section 4.03   Corporate Acts and Proceedings. Parent has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein has been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement and the other transactions contemplated hereby and this Agreement constitutes a valid and binding agreement of Parent.

Section 4.04   Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Parent required in connection with the consummation of the Exchange shall have been obtained prior to, and be effective as of, the Closing.

Section 4.05   Compliance with Laws and Instruments. There is no judgment, injunction, order or decree binging upon Parent which has or would reasonably be expected to have the effect of prohibiting or materially impairing Parent’s business or its ability to consummate the transactions contemplated herein.

Section 4.06  No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)  violate any provision of the Certificate of Incorporation, Bylaws or other charter or organizational document of Parent;

(b)  violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Parent is a party or by or to which either of its assets or properties, may be bound or subject;

(c)  violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Parent or upon the securities, assets or business of Parent;

(d)  violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Parent or to the securities, properties or business of Parent; or

(e)  result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Parent.

ARTICLE V.
CONDITIONS TO PARTIES’ OBLIGATIONS

Section 5.01   Conditions to Parent Obligations.  The obligations of Parent under this Agreement are subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by Parent:

(a)   The representations and warranties of Munn Works under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects unless otherwise indicated elsewhere.

(b)   Munn Works shall have performed and complied in all material respects with all material agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

(c)   No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, the Transaction Documents or the carrying out of the transactions contemplated by the Transaction Documents.

(d)   Parent shall have received the following:

(i)   the Amendment, executed by Munn and Munn Works; and

(ii)   such additional supporting documentation and other information with respect to the transactions contemplated hereby as Parent may reasonably request.

Section 5.02   Conditions to Munn’s Obligations.  The obligations of Munn under the Agreement are subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by Munn.

(a)   The representations and warranties of Parent under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b)   Parent shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

(c)  No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, the Transaction Documents or the carrying out of the transactions contemplated by the Transaction Documents.

(d)   Munn shall have received the following:

(i)   certificates representing the Exchange Shares; and

(ii)   such additional supporting documentation and other information with respect to the transactions contemplated hereby as Munn may reasonably request.

ARTICLE VIII.
MISCELLANEOUS

Section 6.01   Notices.  Any notice, request or other communication hereunder shall be given in writing and shall be served either personally, by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

If to Parent: Applied UV, Inc. 150 N. Macquesten Pkwy. Mount Vernon, NY 10550 Attention: Max Munn	If to Munn Works: Munn Works, LLC. 150 N. Macquesten Pkwy Mount Vernon, NY 10550 Attention: Laurie Munn

If to Munn, the address listed on the Munn Works Signature Page below.

Notices shall be deemed received at the earlier of actual receipt or three Business Days following mailing. Counsel for a Party (or any authorized representative) shall have authority to accept delivery of any notice on behalf of such Party.

Section 6.02   Entire Agreement.  This Agreement, including the schedules and exhibits attached hereto and other documents referred to herein including all instruments, agreements and disclosure schedules, contains the entire understanding of the Parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and undertakings between the Parties with respect to such subject matter written and oral. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties.

Section 6.03    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns and heirs; provided, however, that neither Party shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of the others, which may be withheld in its sole discretion, and any such transfer or assignment without said consent shall be void.

Section 6.04   Counterparts.  This Agreement may be executed in one or more counterparts, with the same effect as if all Parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.

Section 6.05   Governing Law.  This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The Parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the Parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The Parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the Party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

Section 6.06  Definitions. For purposes of this Agreement:

(a)  “Business Day” means a day other than a Saturday, Sunday or other day on which banks located in New York, New York are authorized or required by government authorities to close.

(b)  “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(c)  “Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

Section 8.09  Entire Agreement; No Third-Party Beneficiaries.  This Agreement constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with the terms of this Agreement without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties and may have been qualified by certain disclosures not reflected in the text of this Agreement. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.10  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties hereto without the prior written consent of the other Party. Any attempted or purported assignment in violation of the preceding sentence shall be null and void and of no effect whatsoever. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

Section 8.11   Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable legal requirements in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

ApPLIED UV, INC.

By: ______________________
Name: Max Munn
Title: President

MUNN WORKS, LLC

By: ______________________
Name: Max Munn
Title: President

[SIGNATURE PAGE OF MUNN WORKS MEMBER]

(If Member is an individual)

Signature: ____________________________________

Printed Name: Laurie Munn_________________

(If shareholder is an entity)

Signature: ____________________________________

Printed Name of Entity: __________________________

Printed Name of Signatory: _______________________

Title of Signatory: ______________________________

____________________________________________

Street Address

____________________________________________

City                                 State                  Zip

E-Mail Address:

Percent Equity Owned: 100%